UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

DUSSAULT APPAREL INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 Shore Drive South, South Pasedena, FL	33707
(Address of principal executive offices)	(Zip Code)

660 238 6067
Registrant’s telephone number, including area code

1308 Factory Place, Suite 311. Los Angeles, CA, 90013
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors and Certain Officers

On October 4, 2012, the Board of Directors received the resignation of Mr. Jason Dussault as Chief Executive Officer, President, Secretary and Treasurer of Dussault Apparel Inc. (the “Corporation”).

Mr. Dussault tendered his resignation due to the fact that he had accepted a position with another reporting issuer and feels he will no longer have sufficient time to dedicate to the business of the Corporation.   Mr. Dussault did not resign as a result of any dispute or disagreement with the Corporation.

Appointment of Certain Officers

On October 4, 2012, the Corporation’s remaining director consented to act as Chief Executive Officer, President, Secretary and Treasurer in addition to her role as a director until such time as a replacement for the respective officer positions can be found.

Ms. Bannister has been a director of the Corporation since July 11, 2012. Ms. Bannister has a long history in the brokerage and financial advisory business, having held a number of positions in the industry.  Ms. Bannister is currently the owner and President of Natalie Bannister Consulting, having formed the company in October, 1997.    Natalie Bannister Consulting is a firm offering services related to the public reporting markets, including a full range of domestic and international Investor Relations and Public Relations services, merger and acquisition consulting and she also provides reference services to securities counsel and accountants for clients in the OTC markets.

From February 2009 to August 2009, she was employed at Wachovia Securities – Wells Fargo Advisors as an  International Accounts Review Analyst, Latin America Risk and Control where her responsibilities were to review and approve new accounts for the Latin American Anti-Money Laundering Group, address risk management and suitability concerns for option and margin account requests.,  and regulatory, compliance, and operational reviews of new international account forms and daily orders.

From January 2007 to March 2008, she was the branch manager, Raymond James Financial Services, Farmington, Missouri, where she was responsible for the review  and approval of  new accounts,  the review of daily trading activity, and review the receipt of funds or securities, as well as addressing risk management, concentration and client-related suitability issues in a timely manner, the respondent to home office inquiries on behalf of branch office, participation in compliance examinations and interviews and the preparation of monthly compliance reports.

She has also previously held positions with  Lincoln Financial Advisors, Stifel, Nicolaus & Company and National Capital LLC.

There is no arrangement or understanding pursuant to which Ms. Bannister was appointed as an officer of the Corporation. It is contemplated that Ms. Bannister may serve on certain committees of the Board, but no such committee appointments have been made at this time. There is no material plan, contract or arrangement (whether or not written) to which Ms. Bannister is a party or in which she participates that is entered into or material amendment in connection with the Corporation’s appointment of Ms. Bannister, or any grant or award to Ms. Bannister or modification thereto, under any such plan, contract or arrangement in connection with the Corporation’s appointment of Ms. Bannister. Furthermore, the Corporation is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUSSAULT APPAREL INC.

Dated: October 4, 2012	By:	/s/ Natalie Bannister
	Name:	Natalie Bannister
`	Title:	President, Chief Executive Officer, Secretary, Treasurer & Director